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Exhibit (a)(1)(v)

        Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

MATTRESS FIRM HOLDING CORP.

at

$64.00 PER SHARE

Pursuant to the Offer to Purchase, dated August 16, 2016,

by

STRIPES ACQUISITION CORP.,

a direct wholly-owned subsidiary of

STRIPES US HOLDING, INC.,

a direct wholly-owned subsidiary of

STEINHOFF INTERNATIONAL HOLDINGS N.V.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 13, 2016 (I.E., THE LAST MOMENT OF THE DAY ON SEPTEMBER 13, 2016), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated August 16, 2016 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") in connection with the offer by Stripes Acquisition Corp., a Delaware corporation ("Purchaser") and a direct wholly-owned subsidiary of Stripes US Holding, Inc., a Delaware corporation ("HoldCo") and a direct wholly-owned subsidiary of Steinhoff International Holdings N.V., a company incorporated under the laws of the Netherlands (Naamloze Vennootschap) ("Steinhoff") to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares") of Mattress Firm Holding Corp., a Delaware corporation ("Mattress Firm"), at a price of $64.00 per Share (the "Offer Price"), without interest (less any required withholding taxes), upon the terms and subject to the conditions of the Offer.

        THE BOARD OF DIRECTORS OF MATTRESS FIRM HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The Offer Price for the Offer is $64.00 per Share, without interest (less any required withholding taxes).

          2.     The Offer is being made for all outstanding Shares.

          3.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of August 6, 2016, by and among Steinhoff, HoldCo, Purchaser and Mattress Firm (as it may be amended or supplemented from time to time in accordance with its terms, the "Merger Agreement"). As soon as practicable following the consummation of the Offer and the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into Mattress Firm (the "Merger"), with Mattress Firm continuing as the surviving corporation in the Merger and becoming a direct wholly-owned subsidiary of HoldCo. Because the Merger will be governed by and effected under Section 251(h) of the General Corporation Law of the State of Delaware ("DGCL"), no stockholder vote is required to consummate the Merger once the Offer is consummated. At the effective time of the Merger, each Share then issued and outstanding (other than (i) treasury Shares, (ii) Shares owned by Steinhoff or any direct or indirect wholly-owned subsidiary of Steinhoff or Mattress Firm and (iii) Shares held by a Mattress Firm stockholder who is entitled to demand and properly demands appraisal of such Shares pursuant to Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Price in cash and without interest. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

          4.     The board of directors of Mattress Firm has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Transactions") are fair to, and in the best interests of, Mattress Firm and its stockholders, (ii) duly authorized and approved the execution and delivery by Mattress Firm of the Merger Agreement and the consummation by Mattress Firm of the Transactions, (iii) approved and declared advisable the Merger Agreement and the Transactions, (iv) approved the Tender and Support Agreements and the Support Agreements (as defined in the Offer to Purchase) and (v) recommended that Mattress Firm's stockholders tender their Shares in the Offer.

          5.     The Offer and withdrawal rights will expire at midnight, New York City time, on September 13, 2016 (i.e., the last moment of the day on September 13, 2016), unless the Offer is extended or earlier terminated in accordance with the terms of the Merger Agreement.

          6.     Under the Merger Agreement, Purchaser's obligation to accept for payment or to pay for any Shares validly tendered (and not properly withdrawn) pursuant to the Offer is conditioned upon: (i) the condition that, immediately prior to the Expiration Time, the number of Shares validly tendered (and not properly withdrawn), together with any Shares then owned by Purchaser is equal to at least one Share more than 50% of the then outstanding Shares (the "Minimum Condition"); (ii) the waiting period (and any extension thereof) and any approvals or clearances applicable to the consummation of the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder having expired, or been terminated or obtained, as applicable; (iii) in the period between the date of the Merger Agreement and the Offer Closing, there having occurred no effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as described in Section 11—"The Transaction Documents" of the Offer to Purchase) and (iv) certain other customary conditions described in Section 15—"Conditions to Purchaser's Obligations" of the Offer to Purchase having been satisfied or waived.

          7.     Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. Purchaser, HoldCo and Steinhoff are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser, HoldCo and Steinhoff become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, such parties will make a good faith effort to comply with that state statute. If, after a good faith effort, Purchaser, HoldCo and/or Steinhoff cannot comply with the state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in that state.

INSTRUCTION FORM

With Respect to the Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

MATTRESS FIRM HOLDING CORP.

at

$64.00 PER SHARE

Pursuant to the Offer to Purchase, dated August 16, 2016,

by

STRIPES ACQUISITION CORP.,

a direct wholly-owned subsidiary of

STRIPES US HOLDING, INC.,

a direct wholly-owned subsidiary of

STEINHOFF INTERNATIONAL HOLDINGS N.V.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 16, 2016 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the "Offer"), in connection with the offer by Stripes Acquisition Corp., a Delaware corporation ("Purchaser") and a direct wholly-owned subsidiary of Stripes US Holding, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Steinhoff International Holdings N.V., a company incorporated under the laws of the Netherlands (Naamloze Vennootschap) to purchase all of the shares of common stock, par value $0.01 per share (the "Shares"), of Mattress Firm Holding Corp., a Delaware corporation, that are issued and outstanding at a price of $64.00 per Share, without interest (less any required withholding taxes), upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                    SHARES*

        The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the time that is midnight, New York City time, on September 13, 2016 (i.e., the last moment of the day on September 13, 2016), unless the Offer is extended.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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  Exhibit (a)(1)(v)